UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 2, 2007

Arrowhead Research Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21898	46-0408024
(Commission File Number)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 304-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 2, 2007, Arrowhead Research Corporation (the “Company”) issued to the California Institute of Technology (“Caltech”) a notice to terminate the Sponsored Research Agreement, entered into on January 23, 2007, between the Company and Caltech, relating to the work of Dr. Eric Davidson in discovering mechanisms of gene regulation (the “Agreement”). Notice of termination was issued pursuant to the terms of the Agreement, and, unless notice of termination is revoked or an earlier termination date is negotiated with Caltech, the Agreement will terminate on January 1, 2008. Under the terms of the agreement, upon notice of termination, Caltech will not make any further commitments and take reasonable action to terminate existing commitments. The Company is responsible for any outstanding commitments that cannot be cancelled. The Company does not expect to incur any material early termination penalties in connection with the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWHEAD RESEARCH CORPORATION

November 7, 2007	By:	/s/ Joseph T. Kingsley
	Name:	Joseph T. Kingsley
	Title:	President & Chief Financial Officer